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                                                              EXHIBIT 23.5


                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of our report dated August 10, 2001 relating to the statement of financial position of Gibraltar Life Insurance Company, Ltd., which appears in such Registration Statement.


/s/ PricewaterhouseCoopers


Tokyo, Japan


August 30, 2001